INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Trinity Energy Resources, Inc. on Form S-8 of our report dated January 26, 2000, appearing in the Annual Report on Form 10-KSB of Trinity Energy Resources, Inc. for the year ended December 31, 1999.

Malone & Bailey, PLLC
Houston, Texas

December 19, 2000